EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2026

•Second quarter net income of $26.8 million;
•Second quarter earnings per diluted common share of $0.90;
•Annualized return on second quarter average assets of 1.23%;
•Annualized return on second quarter average shareholders’ equity of 12.33% and average tangible common equity(1) of 16.09%; and
•Nonperforming assets remain low at 0.11% of total assets.
Tyler, Texas (July 24, 2026) Southside Bancshares, Inc. (“Southside” or the “Company”) (NYSE: SBSI) today reported its financial results for the quarter ended June 30, 2026.
“We are pleased to report solid financial results for the second quarter ended June 30, 2026, which include earnings per share of $0.90, a return on average assets of 1.23% and a return on average tangible common equity of 16.09%,” stated Keith Donahoe, President and Chief Executive Officer of Southside. “We recorded an increase in noninterest income and a decrease in noninterest expense, resulting in an increase in linked quarter net income of $3.6 million, or 15.4%. Linked quarter funding costs increased resulting in a decrease in net interest income of $355,000 to $57.3 million. Asset quality metrics remain solid with the nonperforming assets to total assets ratio at 0.11%. Although linked quarter loan growth was modest at $3.4 million, we had strong production during the quarter and expect to meet our mid-single digit loan growth for the year.”
Operating Results for the Three Months Ended June 30, 2026
Net income was $26.8 million for the three months ended June 30, 2026, compared to $21.8 million for the same period in 2025, an increase of $5.0 million, or 23.0%. Earnings per diluted common share were $0.90 for the three months ended June 30, 2026, compared to $0.72 for the same period in 2025, an increase of $0.18, or 25.0%. The increase in net income was due to increases in net interest income and noninterest income and decreases in noninterest expense and provision for credit losses, partially offset by an increase in income tax expense. Annualized returns on average assets and average shareholders’ equity for the three months ended June 30, 2026 were 1.23% and 12.33%, respectively, compared to 1.07% and 10.73%, respectively, for the three months ended June 30, 2025. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 54.42% and 52.96%, respectively, for the three months ended June 30, 2026, compared to 55.67% and 53.70%, respectively, for the three months ended June 30, 2025, and 56.44% and 54.98%, respectively, for the three months ended March 31, 2026.
Net interest income for the three months ended June 30, 2026 was $57.3 million, an increase of $3.1 million, or 5.7%, compared to the same period in 2025. The increase in net interest income was primarily due to an increase in average balance of our interest earning assets and a decrease in the average rate paid on our interest bearing liabilities, partially offset by an increase in the average balance and mix of our interest bearing liabilities and a decrease in the average yield of our interest earning assets. Linked quarter, net interest income decreased $0.4 million, or 0.6%, compared to $57.7 million for the three months ended March 31, 2026, due to an increase in the average balance and mix of our of interest bearing liabilities and a decrease in the average yield of our interest earning assets, partially offset by an increase in the average balance of our interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) decreased to 2.80% and 2.90%, respectively, for the three months ended June 30, 2026, compared to 2.91% and 3.01%, respectively, for the three months ended March 31, 2026, and from 2.82% and 2.95%, respectively, for the same period in 2025.
Noninterest income was $14.0 million for the three months ended June 30, 2026, an increase of $1.9 million, or 15.3%, compared to $12.1 million for the same period in 2025, due to increases in bank owned life insurance (“BOLI”) income, trust fees, other noninterest income, deposit services and brokerage services income. On a linked quarter basis, noninterest income increased $1.4 million, or 11.2%, compared to the three months ended March 31, 2026, primarily due to increases in BOLI income, deposit services, other noninterest income and trust fees during the three months ended June 30, 2026.
Noninterest expense decreased $0.6 million, or 1.5%, to $38.7 million for the three months ended June 30, 2026, compared to $39.3 million for the same period in 2025, primarily due to a decrease in other noninterest expense, partially offset by increases in salaries and employee benefits and professional fees. On a linked quarter basis, noninterest expense decreased by $1.9

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million, or 4.7%, compared to the three months ended March 31, 2026. The decrease was due to decreases in salaries and employee benefits expense and loss on redemption of subordinated notes.
Income tax expense increased $1.0 million, or 21.7%, for the three months ended June 30, 2026, compared to the same period in 2025. On a linked quarter basis, income tax expense increased $0.7 million, or 13.9%. Our effective tax rate (“ETR”) decreased slightly to 17.6% for the three months ended June 30, 2026, compared to 17.8% for both of the three-month periods ended June 30, 2025 and March 31, 2026. The marginally lower ETR for the three months ended June 30, 2026 compared to the same period in 2025 and the three months ended March 31, 2026, was partially due to a decrease in state income tax expense as a percentage of pre-tax income as well as a discrete tax benefit recorded in connection with equity award transactions.
Operating Results for the Six Months Ended June 30, 2026
Net income was $50.1 million for the six months ended June 30, 2026, compared to $43.3 million for the same period in 2025, an increase of $6.8 million, or 15.6%. Earnings per diluted common share were $1.68 for the six months ended June 30, 2026, compared to $1.42 for the same period in 2025, an increase of $0.26, or 18.3%. The increase in net income was due to increases in net interest income and noninterest income, partially offset by increases in noninterest expense, income tax expense and provision for credit losses. Returns on average assets and average shareholders’ equity for the six months ended June 30, 2026 were 1.16% and 11.65%, respectively, compared to 1.05% and 10.65%, respectively, for the six months ended June 30, 2025. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 55.43% and 53.97%, respectively, for the six months ended June 30, 2026, compared to 56.34% and 54.36%, respectively, for the six months ended June 30, 2025.
Net interest income was $115.0 million for the six months ended June 30, 2026, compared to $108.1 million for the same period in 2025, an increase of $6.9 million, or 6.4%, due to an increase in the average balance of our interest earning assets and a decrease in the average rate paid on our interest bearing liabilities, partially offset by a decrease in the yield on our interest earning assets and an increase in the average balance and mix of our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) increased to 2.86% and 2.95%, respectively, for the six months ended June 30, 2026, compared to 2.78% and 2.91%, respectively, for the same period in 2025.
Noninterest income was $26.6 million for the six months ended June 30, 2026, compared to $22.4 million for the same period in 2025, an increase of $4.2 million, or 18.9%. There were increases to all noninterest income categories, however, the primary increases occurred in other noninterest income, trust fees, BOLI income and a decrease in net loss on sale of securities available for sale (“AFS”) securities.
Noninterest expense was $79.3 million for the six months ended June 30, 2026, compared to $76.3 million for the same period in 2025, an increase of $2.9 million, or 3.8%. The increase was primarily due to increases in salaries and employee benefits expense and loss on redemption of subordinated notes, partially offset by a decrease in other noninterest expense.
Income tax expense increased $1.3 million, or 14.2%, for the six months ended June 30, 2026, compared to the same period in 2025. Our ETR was approximately 17.7% and 17.9% for the six months ended June 30, 2026 and 2025, respectively. The marginally lower ETR for the six months ended June 30, 2026, as compared to the same period in 2025, was partially due to a decrease in state income tax expense as a percentage of pre-tax income as well as a discrete tax benefit recorded in connection with equity award transactions.
Balance Sheet Data
At June 30, 2026, Southside had $8.76 billion in total assets, compared to $8.51 billion at December 31, 2025 and $8.34 billion at June 30, 2025.
Loans at June 30, 2026 were $4.95 billion, an increase of $347.6 million, or 7.6%, compared to $4.60 billion at June 30, 2025. Linked quarter, loans increased $3.4 million, or 0.1%, due to increases of $21.5 million in commercial owner-occupied loans, $20.5 million in municipal loans and $10.6 million in commercial loans. These increases were partially offset by decreases of $41.7 million in construction loans, $4.0 million in commercial real estate loans, $2.3 million in loans to individuals and $1.2 million in 1-4 family residential loans.
Securities at June 30, 2026 were $2.78 billion, an increase of $51.7 million, or 1.9%, compared to $2.73 billion at June 30, 2025. Linked quarter, securities decreased $86.3 million, or 3.0%, from $2.87 billion at March 31, 2026.
Deposits at June 30, 2026 were $6.17 billion, a decrease of $462.6 million, or 7.0%, compared to $6.63 billion at June 30, 2025, primarily due to a decrease of $602.1 million in brokered deposits and a decrease of $49.9 million in public funds deposits, offset by an increase of $189.4 million in retail deposits. Linked quarter, deposits decreased $705.1 million, or 10.3%, compared to $6.87 billion at March 31, 2026, primarily due to a decrease in brokered deposits of $777.9 million, or 99.4%, and a decrease in public fund deposits of $20.7 million, or 1.8%, partially offset by an increase in commercial and retail deposits of $93.5 million, or 1.9%.
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At June 30, 2026, we had 178,853 total deposit accounts with an average balance of $34,000. Our estimated uninsured deposits were 42.8% of total deposits as of June 30, 2026. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 24.9% as of June 30, 2026. Our noninterest bearing deposits represent approximately 22.8% of total deposits. Linked quarter, our cost of interest bearing deposits decreased 16 basis points from 2.65% in the prior quarter to 2.49%. Linked quarter, our cost of total deposits decreased 19 basis points from 2.13% in the prior quarter to 1.94%.
Our cost of interest bearing deposits decreased 26 basis points, from 2.83% for the six months ended June 30, 2025, to 2.57% for the six months ended June 30, 2026. Our cost of total deposits decreased 22 basis points, from 2.26% for the six months ended June 30, 2025, to 2.04% for the six months ended June 30, 2026.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the second quarter ended June 30, 2026, we did not repurchase any common stock, pursuant to our Stock Repurchase Plan (the “Plan”). Under the Plan, repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Plan and may modify, suspend or discontinue the Plan at any time. As of June 30, 2026, approximately 0.8 million authorized shares remained available for repurchase pursuant to the Plan. We have not repurchased any common stock pursuant to the Plan subsequent to June 30, 2026.
As of June 30, 2026, our total available contingent liquidity, net of current outstanding borrowings, was $1.99 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at June 30, 2026 were $9.8 million, or 0.11% of total assets, an increase of $0.1 million, or 0.7%, from $9.7 million, or 0.11% of total assets, at March 31, 2026. Nonperforming assets decreased $23.1 million, or 70.2%, compared to $32.9 million, or 0.39% of total assets, at June 30, 2025, due primarily to a decrease of $27.5 million in restructured loans. The decrease in restructured loans was due to the payoff of a $27.5 million restructured commercial real estate loan in the first quarter that was originally restructured with an extension of maturity in the first quarter of 2025 to allow for an extended lease up period. Classified loans totaled $260.1 million on June 30, 2026, compared to $290.8 million at March 31, 2026 and $176.9 million at December 31, 2025.
The allowance for loan losses totaled $45.6 million, or 0.92% of total loans, at June 30, 2026, compared to $46.0 million, or 0.93% of total loans, at March 31, 2026. The allowance for loan losses was $44.4 million, or 0.97% of total loans, at June 30, 2025. The decrease in allowance as a percentage of total loans compared to June 30, 2025 was primarily due to a decrease in multifamily construction loans as well as a reduction in reserves on individually evaluated loans.
For the three months ended June 30, 2026, we recorded a reversal of provision for credit losses for loans of $24,000, compared to a provision for credit losses of $0.7 million and $1.0 million for the three months ended June 30, 2025 and March 31, 2026, respectively. Net charge-offs were $0.3 million for the three months ended June 30, 2026, compared to net charge-offs of $0.9 million and $0.2 million for the three months ended June 30, 2025 and March 31, 2026, respectively. We recorded a provision for credit losses for loans of $1.0 million and $0.7 million for the six months ended June 30, 2026 and 2025, respectively. Net charge-offs were $0.5 million for the six months ended June 30, 2026, compared to net charge-offs of $1.2 million for the six months ended June 30, 2025.
We recorded a provision for credit losses on off-balance-sheet credit exposures of $0.1 million for the three months ended June 30, 2026, compared to a reversal of $19,000 and provision of $0.4 million for the three months ended June 30, 2025 and March 31, 2026, respectively. The balance of the allowance for off-balance-sheet credit exposures was $3.7 million and $3.8 million at June 30, 2026 and 2025, respectively, and is included in other liabilities. We recorded a provision for credit losses for off-balance-sheet credit exposures of $0.5 million and $0.6 million for the six months ended June 30, 2026 and 2025, respectively.
Dividend
Southside Bancshares, Inc. declared a second quarter cash dividend of $0.36 per share on May 6, 2026, which was paid on June 1, 2026, to all shareholders of record as of May 18, 2026.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its second quarter ended June 30, 2026 financial results on Friday, July 24, 2026 at 11:00 a.m. CDT. The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://events.q4inc.com/analyst/842475033?pwd=7c9ZzbJF to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include return on average tangible common equity and the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Return on average tangible common equity. Return on average tangible common equity is a non-GAAP measure that calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe that this measure is the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes that (i) adjusting return on average shareholders’ equity for the impact of intangible assets and their related amortization and (ii) adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis are standard practices in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.76 billion in assets as of June 30, 2026, that owns 100% of Southside Bank. Southside Bank currently has 55 branches in Texas and operates a network of 71 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts. Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate changes, tax reform, inflation, tariffs, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. Accordingly, our results could materially differ from those that have been estimated. The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include: general economic conditions in our markets, including the ongoing impact of higher inflation levels, including higher energy and gas prices, interest rate fluctuations, including the impact of changes in interest rates on our financial projections, models and guidance, as well as the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment and increasing insurance costs, as well as the financial stress to borrowers as a result of the foregoing, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, and our ability to manage liquidity in a rapidly changing and unpredictable market; the extensive regulations the Company is subject to and legislative and regulatory changes; the Company’s ability to successfully execute its business strategy; including risks related to potential acquisitions; the Company’s ability to innovate, to anticipate the needs of our current and future customers and to manage increased or expanded competition from banks and other financial service providers in its markets; the Company’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, outages, disruptions or security breaches; the Company’s ability to use technology to provide products and services to its customers, including the use of artificial intelligence, adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or the Company, in particular; claims, litigation or regulatory investigations and actions that the Company may become subject to; the failure to identify, attract and retain key personnel and other employees and to engage in adequate succession planning; the Company’s recent executive transition; and the additional risks included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2026		2025
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
ASSETS
Cash and due from banks	$74,731	$72,997	$81,080	$90,519	$109,669
Interest earning deposits	301,916	296,986	302,906	365,263	260,357
Federal funds sold	20,609	17,490	5,800	11,130	20,069
Securities available for sale, at estimated fair value	1,569,836	1,647,379	1,456,219	1,292,431	1,457,124
Securities held to maturity, at net carrying value	1,211,900	1,220,641	1,247,477	1,263,401	1,272,906
Total securities	2,781,736	2,868,020	2,703,696	2,555,832	2,730,030
Federal Home Loan Bank stock, at cost	45,277	16,372	14,062	9,359	24,384
Loans held for sale	341	1,478	1,332	497	428
Loans	4,949,567	4,946,161	4,817,991	4,765,289	4,601,933
Less: Allowance for loan losses	(45,595)	(45,963)	(45,100)	(45,294)	(44,421)
Net loans	4,903,972	4,900,198	4,772,891	4,719,995	4,557,512
Premises & equipment, net	156,885	154,318	152,293	147,187	147,263
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	759	880	1,012	1,161	1,333
Bank owned life insurance	146,263	145,991	145,125	139,697	138,826
Other assets	130,109	126,336	133,277	141,404	148,979
Total assets	$8,763,714	$8,802,182	$8,514,590	$8,383,160	$8,339,966

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,406,487	$1,374,190	$1,433,129	$1,411,764	$1,368,453
Interest bearing deposits	4,762,908	5,500,303	5,432,030	5,549,823	5,263,511
Total deposits	6,169,395	6,874,493	6,865,159	6,961,587	6,631,964
Other borrowings and Federal Home Loan Bank borrowings	1,415,635	671,466	419,793	200,706	611,367
Subordinated notes, net of unamortized debt issuance costs	147,587	147,541	239,678	239,601	92,115
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,282	60,280	60,279	60,278	60,277
Other liabilities	88,351	193,540	82,066	86,138	137,043
Total liabilities	7,881,250	7,947,320	7,666,975	7,548,310	7,532,766
Shareholders' equity	882,464	854,862	847,615	834,850	807,200
Total liabilities and shareholders' equity	$8,763,714	$8,802,182	$8,514,590	$8,383,160	$8,339,966

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2026		2025
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Income Statement:
Total interest and dividend income	$103,920	$102,256	$102,328	$101,896	$98,562
Total interest expense	46,586	44,567	45,080	46,178	44,296
Net interest income	57,334	57,689	57,248	55,718	54,266
Provision for (reversal of) credit losses	83	1,410	581	1,092	622
Net interest income after provision for (reversal of) credit losses	57,251	56,279	56,667	54,626	53,644
Noninterest income
Deposit services	6,389	5,931	6,415	6,069	6,125
Net gain (loss) on sale of securities available for sale	—	—	(7,321)	(24,395)	—
Gain (loss) on sale of loans	56	118	122	164	99
Trust fees	2,404	2,202	2,148	2,081	1,879
Bank owned life insurance	1,475	986	1,134	871	833
Brokerage services	1,403	1,363	1,348	1,172	1,219
Other	2,277	1,996	1,732	2,048	1,990
Total noninterest income (loss)	14,004	12,596	5,578	(11,990)	12,145
Noninterest expense
Salaries and employee benefits	22,973	24,332	22,816	22,803	22,272
Net occupancy	3,707	3,459	3,715	3,761	3,621
Advertising, travel & entertainment	876	1,043	1,147	907	950
ATM expense	325	430	319	444	405
Professional fees	1,662	1,485	1,343	1,451	1,401
Software and data processing	3,151	3,097	2,859	2,770	3,027
Communications	281	287	273	321	342
FDIC insurance	955	937	937	920	955
Amortization of intangibles	121	132	149	172	198
Loss on redemption of subordinated notes	—	791	—	—	—
Other	4,625	4,583	3,919	3,985	6,086
Total noninterest expense	38,676	40,576	37,477	37,534	39,257
Income before income tax expense	32,579	28,299	24,768	5,102	26,532
Income tax expense	5,742	5,040	3,781	189	4,719
Net income	$26,837	$23,259	$20,987	$4,913	$21,813

Common Share Data:
Weighted-average basic shares outstanding	29,769	29,734	29,863	30,067	30,234
Weighted-average diluted shares outstanding	29,877	29,832	29,943	30,135	30,308
Common shares outstanding end of period	29,803	29,752	29,723	30,066	30,082
Earnings per common share
Basic	$0.90	$0.78	$0.70	$0.16	$0.72
Diluted	0.90	0.78	0.70	0.16	0.72
Book value per common share	29.61	28.73	28.52	27.77	26.83
Tangible book value per common share	22.84	21.94	21.72	21.04	20.10
Cash dividends paid per common share	0.36	0.36	0.36	0.36	0.36

Selected Performance Ratios:
Return on average assets	1.23%	1.10%	0.99%	0.23%	1.07%
Return on average shareholders’ equity	12.33	10.96	9.85	2.40	10.73
Return on average tangible common equity (1)	16.09	14.39	13.03	3.28	14.38
Average yield on earning assets (FTE) (1)	5.17	5.26	5.24	5.27	5.25
Average rate on interest bearing liabilities	2.91	2.88	2.93	3.01	2.98
Net interest margin (FTE) (1)	2.90	3.01	2.98	2.94	2.95
Net interest spread (FTE) (1)	2.26	2.38	2.31	2.26	2.27
Average earning assets to average interest bearing liabilities	128.08	127.84	129.69	129.13	129.33
Noninterest expense to average total assets	1.77	1.92	1.76	1.78	1.92
Efficiency ratio (FTE) (1)	52.96	54.98	52.28	52.99	53.70
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-7

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2026		2025
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Nonperforming Assets:	$9,798	$9,728	$38,243	$35,608	$32,909
Nonaccrual loans	9,630	9,559	10,486	7,955	4,998
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	47	34	27,509	27,501	27,512
Other real estate owned	116	128	248	128	380
Repossessed assets	5	7	—	24	19

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.19%	0.19%	0.22%	0.17%	0.11%
Ratio of nonperforming assets to:
Total assets	0.11	0.11	0.45	0.42	0.39
Total loans	0.20	0.20	0.79	0.75	0.72
Total loans and OREO	0.20	0.20	0.79	0.75	0.72
Ratio of allowance for loan losses to:
Nonaccruing loans	473.47	480.83	430.10	569.38	888.78
Nonperforming assets	465.35	472.48	117.93	127.20	134.98
Total loans	0.92	0.93	0.94	0.95	0.97
Net charge-offs (recoveries) to average loans outstanding	0.03	0.01	0.07	0.07	0.08

Capital Ratios:
Shareholders’ equity to total assets	10.07	9.71	9.95	9.96	9.68
Common equity tier 1 capital	12.90	12.68	12.87	12.97	13.36
Tier 1 risk-based capital	13.87	13.66	13.88	13.99	14.41
Total risk-based capital	17.14	16.95	18.54	19.01	16.91
Tier 1 leverage capital	9.74	9.74	9.72	9.78	10.03
Period end tangible equity to period end tangible assets (1)	7.95	7.59	7.77	7.73	7.43
Average shareholders’ equity to average total assets	9.97	10.02	10.00	9.72	9.94

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2026		2025
Loan Portfolio Composition	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Real Estate Loans:
Construction	$600,080	$641,818	$548,570	$519,528	$470,380
1-4 Family Residential	716,099	717,298	724,354	730,061	736,108
Commercial Owner-Occupied	362,390	340,898	319,536	336,278	330,163
Commercial Real Estate	2,408,573	2,412,523	2,393,280	2,352,434	2,275,909
Commercial Loans	467,506	456,896	444,720	429,952	380,612
Municipal Loans	357,568	337,089	346,720	353,324	363,746
Loans to Individuals	37,351	39,639	40,811	43,712	45,015
Total Loans	$4,949,567	$4,946,161	$4,817,991	$4,765,289	$4,601,933

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$25	$25	$55	$55	$64
Provision for (reversal of) securities held to maturity	—	—	(30)	—	(9)
Balance at end of period	$25	$25	$25	$55	$55

Allowance for Loan Losses
Balance at beginning of period	$45,963	$45,100	$45,294	$44,421	$44,623
Loans charged-off	(858)	(680)	(1,115)	(1,335)	(1,194)
Recoveries of loans charged-off	514	529	327	491	342
Net loans (charged-off) recovered	(344)	(151)	(788)	(844)	(852)
Provision for (reversal of) loan losses	(24)	1,014	594	1,717	650
Balance at end of period	$45,595	$45,963	$45,100	$45,294	$44,421

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,562	$3,166	$3,149	$3,774	$3,793
Provision for (reversal of) off-balance-sheet credit exposures	107	396	17	(625)	(19)
Balance at end of period	$3,669	$3,562	$3,166	$3,149	$3,774
Total Allowance for Credit Losses	$49,289	$49,550	$48,291	$48,498	$48,250
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2026	2025
Income Statement:
Total interest and dividend income	$206,176	$198,850
Total interest expense	91,153	90,732
Net interest income	115,023	108,118
Provision for (reversal of) credit losses	1,493	1,380
Net interest income after provision for (reversal of) credit losses	113,530	106,738
Noninterest income
Deposit services	12,320	11,954
Net gain (loss) on sale of securities available for sale	—	(554)
Gain (loss) on sale of loans	174	154
Trust fees	4,606	3,644
Bank owned life insurance	2,461	1,632
Brokerage services	2,766	2,339
Other	4,273	3,199
Total noninterest income (loss)	26,600	22,368
Noninterest expense
Salaries and employee benefits	47,305	44,654
Net occupancy	7,166	7,025
Advertising, travel & entertainment	1,919	1,874
ATM expense	755	783
Professional fees	3,147	2,921
Software and data processing	6,248	5,866
Communications	568	725
FDIC insurance	1,892	1,902
Amortization of intangibles	253	421
Loss on redemption of subordinated notes	791	—
Other	9,208	10,175
Total noninterest expense	79,252	76,346
Income before income tax expense	60,878	52,760
Income tax expense	10,782	9,440
Net income	$50,096	$43,320
Common Share Data:
Weighted-average basic shares outstanding	29,752	30,311
Weighted-average diluted shares outstanding	29,857	30,397
Common shares outstanding end of period	29,803	30,082
Earnings per common share
Basic	$1.68	$1.43
Diluted	1.68	1.42
Book value per common share	29.61	26.83
Tangible book value per common share	22.84	20.10
Cash dividends paid per common share	0.72	0.72
Selected Performance Ratios:
Return on average assets	1.16%	1.05%
Return on average shareholders’ equity	11.65	10.65
Return on average tangible common equity (1)	15.26	14.26
Average yield on earning assets (FTE) (1)	5.21	5.24
Average rate on interest bearing liabilities	2.90	3.01
Net interest margin (FTE) (1)	2.95	2.91
Net interest spread (FTE) (1)	2.31	2.23
Average earning assets to average interest bearing liabilities	127.96	128.71
Noninterest expense to average total assets	1.84	1.85
Efficiency ratio (FTE) (1)	53.97	54.36
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2026	2025
Nonperforming Assets:	$9,798	$32,909
Nonaccrual loans	9,630	4,998
Accruing loans past due more than 90 days	—	—
Restructured loans	47	27,512
Other real estate owned	116	380
Repossessed assets	5	19

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.19%	0.11%
Ratio of nonperforming assets to:
Total assets	0.11	0.39
Total loans	0.20	0.72
Total loans and OREO	0.20	0.72
Ratio of allowance for loan losses to:
Nonaccruing loans	473.47	888.78
Nonperforming assets	465.35	134.98
Total loans	0.92	0.97
Net charge-offs (recoveries) to average loans outstanding	0.02	0.05

Capital Ratios:
Shareholders’ equity to total assets	10.07	9.68
Common equity tier 1 capital	12.90	13.36
Tier 1 risk-based capital	13.87	14.41
Total risk-based capital	17.14	16.91
Tier 1 leverage capital	9.74	10.03
Period end tangible equity to period end tangible assets (1)	7.95	7.43
Average shareholders’ equity to average total assets	9.99	9.84

(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
Loan Portfolio Composition	2026	2025
Real Estate Loans:
Construction	$600,080	$470,380
1-4 Family Residential	716,099	736,108
Commercial Owner-Occupied	362,390	330,163
Commercial Real Estate	2,408,573	2,275,909
Commercial Loans	467,506	380,612
Municipal Loans	357,568	363,746
Loans to Individuals	37,351	45,015
Total Loans	$4,949,567	$4,601,933

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$25	$—
Provision for (reversal of) securities held to maturity	—	55
Balance at end of period	$25	$55

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$45,100	$44,884
Loans charged-off	(1,538)	(1,807)
Recoveries of loans charged-off	1,043	652
Net loans (charged-off) recovered	(495)	(1,155)
Provision for (reversal of) loan losses	990	692
Balance at end of period	$45,595	$44,421

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,166	$3,141
Provision for (reversal of) off-balance-sheet credit exposures	503	633
Balance at end of period	$3,669	$3,774
Total Allowance for Credit Losses	$49,289	$48,250
Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	June 30, 2026			March 31, 2026
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,957,830	$72,431	5.86%	$4,879,867	$71,515	5.94%
Loans held for sale	537	7	5.23%	792	11	5.63%
Securities:
Taxable investment securities (2)	576,120	4,686	3.26%	578,480	4,649	3.26%
Tax-exempt investment securities (2)	863,606	7,550	3.51%	865,279	7,484	3.51%
Mortgage-backed and related securities (2)	1,480,922	18,462	5.00%	1,418,491	17,908	5.12%
Total securities	2,920,648	30,698	4.22%	2,862,250	30,041	4.26%
Federal Home Loan Bank stock, at cost, and equity investments	47,353	215	1.82%	21,693	249	4.66%
Interest earning deposits	265,411	2,355	3.56%	258,860	2,235	3.50%
Federal funds sold	18,830	171	3.64%	7,984	71	3.61%
Total earning assets	8,210,609	105,877	5.17%	8,031,446	104,122	5.26%
Cash and due from banks	78,543			82,443
Accrued interest and other assets	512,723			521,219
Less: Allowance for loan losses	(46,315)			(45,491)
Total assets	$8,755,560			$8,589,617
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$722,198	2,722	1.51%	$683,270	2,370	1.41%
Certificates of deposit	1,313,089	12,093	3.69%	1,328,312	12,402	3.79%
Interest bearing demand accounts	2,841,740	15,465	2.18%	3,588,863	21,791	2.46%
Total interest bearing deposits	4,877,027	30,280	2.49%	5,600,445	36,563	2.65%
Federal Home Loan Bank borrowings	828,187	8,248	3.99%	144,008	975	2.75%
Subordinated notes, net of unamortized debt issuance costs	147,564	2,686	7.30%	195,664	3,577	7.41%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,281	922	6.13%	60,280	915	6.16%
Repurchase agreements	76,829	629	3.28%	92,622	784	3.43%
Other borrowings	420,660	3,821	3.64%	189,444	1,753	3.75%
Total interest bearing liabilities	6,410,548	46,586	2.91%	6,282,463	44,567	2.88%
Noninterest bearing deposits	1,386,072			1,363,826
Accrued expenses and other liabilities	85,765			82,948
Total liabilities	7,882,385			7,729,237
Shareholders’ equity	873,175			860,380
Total liabilities and shareholders’ equity	$8,755,560			$8,589,617
Net interest income (FTE)		$59,291			$59,555
Net interest margin (FTE)			2.90%			3.01%
Net interest spread (FTE)			2.26%			2.38%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of June 30, 2026 and March 31, 2026, loans totaling $9.6 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2025			September 30, 2025
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,788,584	$71,616	5.93%	$4,640,220	$70,240	6.01%
Loans held for sale	675	12	7.05%	776	12	6.14%
Securities:
Taxable investment securities (2)	593,393	4,835	3.23%	669,712	5,578	3.30%
Tax-exempt investment securities (2)	893,382	7,939	3.53%	1,094,978	10,097	3.66%
Mortgage-backed and related securities (2)	1,284,064	16,493	5.10%	1,058,860	14,174	5.31%
Total securities	2,770,839	29,267	4.19%	2,823,550	29,849	4.19%
Federal Home Loan Bank stock, at cost, and equity investments	23,287	441	7.51%	37,937	374	3.91%
Interest earning deposits	313,810	3,019	3.82%	334,523	3,631	4.31%
Federal funds sold	6,906	69	3.96%	17,546	195	4.41%
Total earning assets	7,904,101	104,424	5.24%	7,854,552	104,301	5.27%
Cash and due from banks	82,585			87,815
Accrued interest and other assets	508,578			455,884
Less: Allowance for loan losses	(45,559)			(44,476)
Total assets	$8,449,705			$8,353,775
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$647,035	2,061	1.26%	$618,059	1,772	1.14%
Certificates of deposit	1,372,879	13,857	4.00%	1,505,292	15,752	4.15%
Interest bearing demand accounts	3,474,451	21,827	2.49%	3,320,993	21,234	2.54%
Total interest bearing deposits	5,494,365	37,745	2.73%	5,444,344	38,758	2.82%
Federal Home Loan Bank borrowings	187,725	1,274	2.69%	298,138	2,847	3.79%
Subordinated notes, net of unamortized debt issuance costs	239,648	4,022	6.66%	169,196	2,319	5.44%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,278	980	6.45%	60,277	1,025	6.75%
Repurchase agreements	97,637	866	3.52%	75,207	662	3.49%
Other borrowings	14,826	193	5.16%	35,544	567	6.33%
Total interest bearing liabilities	6,094,479	45,080	2.93%	6,082,706	46,178	3.01%
Noninterest bearing deposits	1,423,350			1,375,075
Accrued expenses and other liabilities	86,863			83,601
Total liabilities	7,604,692			7,541,382
Shareholders’ equity	845,013			812,393
Total liabilities and shareholders’ equity	$8,449,705			$8,353,775
Net interest income (FTE)		$59,344			$58,123
Net interest margin (FTE)			2.98%			2.94%
Net interest spread (FTE)			2.31%			2.26%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of December 31, 2025 and September 30, 2025, loans totaling $10.5 million and $8.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	June 30, 2025
	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,519,668	$67,798	6.02%
Loans held for sale	1,108	16	5.79%
Securities:
Taxable investment securities (2)	735,669	6,205	3.38%
Tax-exempt investment securities (2)	1,130,903	10,351	3.67%
Mortgage-backed and related securities (2)	1,003,887	13,040	5.21%
Total securities	2,870,459	29,596	4.14%
Federal Home Loan Bank stock, at cost, and equity investments	31,169	524	6.74%
Interest earning deposits	259,617	2,753	4.25%
Federal funds sold	27,778	308	4.45%
Total earning assets	7,709,799	100,995	5.25%
Cash and due from banks	84,419
Accrued interest and other assets	452,573
Less: Allowance for loan losses	(44,747)
Total assets	$8,202,044
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$596,125	1,451	0.98%
Certificates of deposit	1,407,017	14,905	4.25%
Interest bearing demand accounts	3,311,330	21,071	2.55%
Total interest bearing deposits	5,314,472	37,427	2.82%
Federal Home Loan Bank borrowings	394,119	3,721	3.79%
Subordinated notes, net of unamortized debt issuance costs	92,097	935	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,276	1,015	6.75%
Repurchase agreements	72,295	634	3.52%
Other borrowings	28,022	564	8.07%
Total interest bearing liabilities	5,961,281	44,296	2.98%
Noninterest bearing deposits	1,339,463
Accrued expenses and other liabilities	85,827
Total liabilities	7,386,571
Shareholders’ equity	815,473
Total liabilities and shareholders’ equity	$8,202,044
Net interest income (FTE)		$56,699
Net interest margin (FTE)			2.95%
Net interest spread (FTE)			2.27%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of June 30, 2025, loans totaling $5.0 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,919,064	$143,946	5.90%	$4,572,492	$135,958	6.00%
Loans held for sale	664	18	5.47%	931	27	5.85%
Securities:
Taxable investment securities (2)	577,293	9,335	3.26%	742,375	12,568	3.41%
Tax-exempt investment securities (2)	864,438	15,034	3.51%	1,132,736	20,604	3.67%
Mortgage-backed and related securities (2)	1,449,879	36,370	5.06%	1,022,360	26,563	5.24%
Total securities	2,891,610	60,739	4.24%	2,897,471	59,735	4.16%
Federal Home Loan Bank stock, at cost, and equity investments	34,594	464	2.70%	37,194	1,007	5.46%
Interest earning deposits	262,154	4,590	3.53%	289,586	6,123	4.26%
Federal funds sold	13,437	242	3.63%	35,751	786	4.43%
Total earning assets	8,121,523	209,999	5.21%	7,833,425	203,636	5.24%
Cash and due from banks	80,482			87,046
Accrued interest and other assets	516,908			455,245
Less: Allowance for loan losses	(45,905)			(44,925)
Total assets	$8,673,008			$8,330,791
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$702,841	5,092	1.46%	$595,045	2,880	0.98%
Certificates of deposit	1,320,658	24,495	3.74%	1,372,110	29,311	4.31%
Interest bearing demand accounts	3,213,238	37,256	2.34%	3,358,573	42,483	2.55%
Total interest bearing deposits	5,236,737	66,843	2.57%	5,325,728	74,674	2.83%
Federal Home Loan Bank borrowings	487,988	9,223	3.81%	503,898	9,558	3.83%
Subordinated notes, net of unamortized debt issuance costs	171,481	6,263	7.37%	92,079	1,867	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,280	1,837	6.15%	60,275	2,029	6.79%
Repurchase agreements	84,682	1,413	3.36%	73,785	1,300	3.55%
Other borrowings	305,691	5,574	3.68%	30,528	1,304	8.61%
Total interest bearing liabilities	6,346,859	91,153	2.90%	6,086,293	90,732	3.01%
Noninterest bearing deposits	1,375,011			1,337,210
Accrued expenses and other liabilities	84,325			87,131
Total liabilities	7,806,195			7,510,634
Shareholders’ equity	866,813			820,157
Total liabilities and shareholders’ equity	$8,673,008			$8,330,791
Net interest income (FTE)		$118,846			$112,904
Net interest margin (FTE)			2.95%			2.91%
Net interest spread (FTE)			2.31%			2.23%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.

Note: As of June 30, 2026 and 2025, loans totaling $9.6 million and $5.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average shareholders’ equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Six Months Ended
	2026		2025			2026	2025
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,	Jun 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$26,837	$23,259	$20,987	$4,913	$21,813	$50,096	$43,320
After-tax amortization expense	96	104	117	136	157	200	333
Adjusted net income available to common shareholders	$26,933	$23,363	$21,104	$5,049	$21,970	$50,296	$43,653
Average shareholders' equity	$873,175	$860,380	$845,013	$812,393	$815,473	$866,813	$820,157
Less: Average intangibles for the period	(201,949)	(202,078)	(202,217)	(202,380)	(202,569)	(202,013)	(202,676)
Average tangible shareholders' equity	$671,226	$658,302	$642,796	$610,013	$612,904	$664,800	$617,481
Return on average shareholders’ equity	12.33%	10.96%	9.85%	2.40%	10.73%	11.65%	10.65%
Return on average tangible common equity	16.09%	14.39%	13.03%	3.28%	14.38%	15.26%	14.26%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$882,464	$854,862	$847,615	$834,850	$807,200	$882,464	$807,200
Less: Intangible assets at end of period	(201,875)	(201,996)	(202,128)	(202,277)	(202,449)	(201,875)	(202,449)
Tangible common shareholders' equity at end of period	$680,589	$652,866	$645,487	$632,573	$604,751	$680,589	$604,751
Total assets at end of period	$8,763,714	$8,802,182	$8,514,590	$8,383,160	$8,339,966	$8,763,714	$8,339,966
Less: Intangible assets at end of period	(201,875)	(201,996)	(202,128)	(202,277)	(202,449)	(201,875)	(202,449)
Tangible assets at end of period	$8,561,839	$8,600,186	$8,312,462	$8,180,883	$8,137,517	$8,561,839	$8,137,517
Period end tangible equity to period end tangible assets	7.95%	7.59%	7.77%	7.73%	7.43%	7.95%	7.43%
Common shares outstanding end of period	29,803	29,752	29,723	30,066	30,082	29,803	30,082
Tangible book value per common share	$22.84	$21.94	$21.72	$21.04	$20.10	$22.84	$20.10

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$57,334	$57,689	$57,248	$55,718	$54,266	$115,023	$108,118
Tax-equivalent adjustments:
Loans	550	538	545	553	565	1,088	1,146
Tax-exempt investment securities	1,407	1,328	1,551	1,852	1,868	2,735	3,640
Net interest income (FTE) (1)	59,291	59,555	59,344	58,123	56,699	118,846	112,904
Noninterest income	14,004	12,596	5,578	(11,990)	12,145	26,600	22,368
Nonrecurring income (2)	(543)	(47)	7,066	24,395	—	(590)	554
Total revenue	$72,752	$72,104	$71,988	$70,528	$68,844	$144,856	$135,826
Noninterest expense	$38,676	$40,576	$37,477	$37,534	$39,257	$79,252	$76,346
Pre-tax amortization expense	(121)	(132)	(149)	(172)	(198)	(253)	(421)
Nonrecurring expense (3)	(26)	(799)	306	14	(2,090)	(825)	(2,091)
Adjusted noninterest expense	$38,529	$39,645	$37,634	$37,376	$36,969	$78,174	$73,834
Efficiency ratio	54.42%	56.44%	53.85%	54.87%	55.67%	55.43%	56.34%
Efficiency ratio (FTE) (1)	52.96%	54.98%	52.28%	52.99%	53.70%	53.97%	54.36%
Average earning assets	$8,210,609	$8,031,446	$7,904,101	$7,854,552	$7,709,799	$8,121,523	$7,833,425
Net interest margin	2.80%	2.91%	2.87%	2.81%	2.82%	2.86%	2.78%
Net interest margin (FTE) (1)	2.90%	3.01%	2.98%	2.94%	2.95%	2.95%	2.91%
Net interest spread	2.17%	2.28%	2.21%	2.14%	2.15%	2.22%	2.11%
Net interest spread (FTE) (1)	2.26%	2.38%	2.31%	2.26%	2.27%	2.31%	2.23%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include loss on redemption of subordinated notes, foreclosure expenses, branch closure expenses and other miscellaneous expense, in the periods where applicable.
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